Exhibit 10.1

STEEL CONNECT, INC.

7.50% CONVERTIBLE SENIOR NOTE DUE 2024 PURCHASE AGREEMENT

FEBRUARY 28, 2019

TABLE OF CONTENTS

PAGE

ARTICLE I. DEFINITIONS	1
1.1 Definitions	1
ARTICLE II. PURCHASE AND SALE	5
2.1 Purchase and Sale of the Securities	5
2.2 Closing	5
2.3 Closing Deliveries	5
ARTICLE III. REPRESENTATIONS AND WARRANTIES	5
3.1 Representations and Warranties of the Company	5
3.2 Representations and Warranties of the Purchaser	11
ARTICLE IV. OTHER AGREEMENTS OF THE PARTIES	12
4.1 Dilution	12
4.2 Reservation and Listing of Securities	13
4.3 Conversion Procedures	13
4.4 Securities Laws Disclosure; Publicity	13
4.5 Use of Proceeds	13
4.6 Covenants	14
4.7 No Impairment	14
4.8 Indemnification	14
4.9 Shareholders Rights Plan	15
4.10 Access	15
4.11 Amendments to Transaction Documents	16
4.12 Further Assurances	16
4.13 Stockholder Approval	16
ARTICLE V. MISCELLANEOUS	17
5.1 Fees and Expenses	17
5.2 Entire Agreement	17
5.3 Notices	17
5.4 Amendments; Waivers	18
5.5 Construction	18
5.6 Successors and Assigns	18
5.7 No Third-Party Beneficiaries	18
5.8 Governing Law; Venue; Waiver of Jury Trial	18

5.9 Survival	19
5.10 Execution	19
5.11 Severability	19
5.12 Rescission and Withdrawal Right	19
5.13 Replacement of Securities	20
5.14 Remedies	20
5.15 Payment Set Aside	20
5.16 Adjustments in Share Numbers and Prices	20
5.17 Construction	20
5.18 Purchaser Acknowledgment	20

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7.50% CONVERTIBLE SENIOR NOTE DUE 2024 PURCHASE AGREEMENT

This 7.50% Convertible Senior Note due 2024 Purchase Agreement is entered into and dated as of February 28, 2019 (this “Agreement”), by and between Steel Connect, Inc., a Delaware corporation (the “Company”), and SPH Group Holdings LLC (the “Purchaser”).

WHEREAS, the Purchaser is the holder of $14,940,000 of the Company’s 5.25% Convertible Senior Notes due 2019 (the “Convertible Notes”);

WHEREAS, the maturity date of the Convertible Notes is March 1, 2019 and the Company lacks sufficient capital to satisfy all of its obligations to the holders of the Convertible Notes and without additional funding would be in default under its obligations of the Convertible Notes;

WHEREAS, to ensure that the Company has sufficient capital to satisfy its obligations to all the holders of the Convertible Notes, the Purchaser has agreed purchase $14,940,000 in the aggregate principal amount of the Company’s 7.50% Convertible Senior Note due 2024 (the “2024 Note”) substantially in the form attached to this Agreement as Exhibit A;

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, and rules promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the 2024 Note, pursuant to the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“2024 Note” is defined in the Preamble hereto.

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the first Person. Without limiting the foregoing with respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Business Day” means any day except Saturday, Sunday and any day which is a U.S. federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Claim” is defined in Section 3.1(m).

“Closing” is defined in Section 2.2.

“Closing Date” is defined in Section 2.2.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified or converted.

“Company” is defined in the Preamble hereto.

“Company Bylaws” is defined in Section 3.1(a).

“Company Certificate” is defined in Section 3.1(a).

“Company’s Knowledge” means the actual knowledge, as of the date of this Agreement, of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after reasonable inquiry.

“Contracts” means, with respect to any Person, any agreement, undertaking, franchise, permit, lease, loan, license, guarantee, understanding, commitment, contract, note, bond, indenture, mortgage, deed of trust or other obligation, instrument, document, agreement or other arrangement of any kind (written or oral) to which such Person is a party or by which such Person, or any material amount of such Person’s property, is bound.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Convertible Notes” is defined in the Preamble hereto.

“Debt” is defined in Section 3.1(m).

“Eligible Market” means any of the following: the Principal Market, the New York Stock Exchange, the NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Capital Market or the OTC Bulletin Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“First Meeting” is defined in Section 4.13(b).

“Fundamental Change” shall have the definition set forth in the 2024 Note.

“GAAP” is defined in Section 3.1(h).

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Liens” has the meaning set forth in Section 3.1(e).

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“Losses” means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including loss of value), judgments, awards, settlements, taxes, actions, obligations and costs and expenses in connection therewith (including, without limitation, interest, court costs and reasonable fees and expenses of attorneys, accountants and other experts, or any other expenses of litigation or other Proceedings or of any default or assessment).

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated by the Transaction Documents, or on the authority or ability of the Company to perform its obligations under the Transaction Documents; provided, however, that no effect(s) arising out of or resulting from any of the following will, in and of itself, constitute a Material Adverse Effect (provided, that, with respect to clauses (i), (ii), (iii) and (iv), any effect does not disproportionately adversely affect the Company or its Subsidiaries compared to other companies of similar size operating in the industry in which the Company and its Subsidiaries operate): (i) general economic conditions; (ii) conditions generally in the securities markets, financial markets or currency markets; (iii) political conditions or acts of war, sabotage or terrorism; and (iv) acts of God, natural disasters, weather conditions or other calamities.

“Material Contract” means (A) any agreement which requires future expenditures by the Company or any Subsidiary in excess of $500,000 or which might result in payments to the Company or any Subsidiary in excess of $500,000; (B) any purchase or task order which might result in payments to the Company or any Subsidiary in excess of $500,000; (C) any employment agreements (not including at-will employment letters with employees), (D) any agreement that is or would be required to be filed as an exhibit to the SEC Documents pursuant to Item 601(b)(10) of Regulation S-K of the Commission, and (E) any Contract the violation of which, or default under which, by the Company or any Subsidiary, on the one hand, or the other party(ies) to such Contract, on the other hand, could reasonably be expected to result in a Material Adverse Effect.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Series C Convertible Preferred Stock of the Company, par value $0.01 per share, and all securities into which such preferred stock may be reclassified or converted (other than the Common Stock).

“Preferred Stock Purchase Agreement” means the Preferred Stock Purchase Agreement dated December 15, 2017 by and between the Company and Purchaser.

“Principal Market” means The NASDAQ Global Market.

“Proceeding” means an action, claim, suit, inquiry, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s Knowledge, threatened.

“Purchase Price” is defined in Section 2.1.

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“Purchaser Counsel” means Fox Rothschild LLP, counsel to the Purchaser.

“Purchaser” is defined in the Preamble hereto.

“Regulation D” shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

“Related Person” is defined in Section 4.8.

“Required Approvals” is defined in Section 3.1(d).

“SEC Documents” has the meaning set forth in Section 3.1(h).

“Securities” means the 2024 Note and the Underlying Shares issued or issuable (as applicable) to the Purchaser pursuant to the Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Approval” is defined in Section 4.13(a).

“Solvent” is defined in Section 3.1(m).

“Subsidiary(ies)” means at any time, any Person (other than a natural person or Governmental Authority) which the Company (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than a majority of the capital stock or equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

“Trading Market” means The NASDAQ Global Market or any other primary Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement and the 2024 Note, and any other documents, certificates or agreements executed or delivered in connection with the transactions contemplated hereby.

“Underlying Shares” means the shares of Common Stock issued or issuable (i) upon conversion of the 2024 Note and (ii) in satisfaction of any other obligation or right of the Company to issue shares of Common Stock pursuant to the Transaction Documents (including the payment of any interest to the holder of the 2024 Note to the extent specifically permitted by the 2024 Note), and in each case, any securities issued or issuable in exchange for or in respect of such securities.

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ARTICLE II.
PURCHASE AND SALE

2.1 Purchase and Sale of the Securities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company will sell and Purchaser will purchase the 2024 Note. The terms and provisions of the 2024 Note are more fully set forth in the form of 2024 Note attached hereto as Exhibit A. The purchase price to be paid by Purchaser to the Company to acquire the 2024 Note shall be $14,940,000 (the “Purchase Price”).

2.2 Closing. The purchase and sale of the 2024 Note pursuant to the terms of this Agreement (the “Closing”) shall take place at the offices of Purchaser Counsel in New York City, New York, at 10:00 A.M. (New York City time) on the date each of the conditions set forth in Section 2.3 have been satisfied, or at such other time and place as the Company and the Purchaser mutually agree upon in writing (the “Closing Date”).

2.3 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) the 2024 Note registered in the name of the Purchaser (or one or more of its assignees or designees), in the amount indicated opposite the Purchaser’s name on Schedule A hereto, in proper form for transfer, and with any required stock transfer stamps affixed thereto; and

(ii) any other document reasonably requested by the Purchaser or its counsel.

(b) At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the Purchase Price in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, the Purchaser as of the date hereof as follows:

(a) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation or bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to, individually or in the aggregate result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has delivered or made available to the Purchaser true and complete copies of the Restated Certificate of Incorporation of the Company (the “Company Certificate”) and Fourth Amended and Restated Bylaws of the Company (the “Company Bylaws”), each as amended to date, and the respective certificate or articles of incorporation or bylaws or other organizational or charter documents of each Subsidiary. Each of the foregoing documents is in full force and effect. The Company has not violated any provision of the Company Certificate, the Company Bylaws or any certificate or articles of incorporation or bylaws or other organizational or charter documents of any Subsidiary, in a manner that has not been cured and that materially and adversely affects the Company.

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(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations hereunder and thereunder and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereunder and thereunder, including, without limitation, the issuance of the 2024 Note and the reservation for issuance and the issuance of the Underlying Shares, have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company or its Board of Directors. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the 2024 Note, and the reservation for issuance and the issuance of the Underlying Shares) do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in, or have the enforcement of the rights provided for in the Transactions Documents constitute, a change of control (including, without limitation, by being deemed to be a merger, consolidation, or other disposition of all or substantially all of the assets or businesses of the Company or any of its Subsidiaries) or similar outcome in any respect under, or give to others any rights (x) of termination, amendment, acceleration or cancellation of, or (y) to any payment (including, without limitation, any employment or severance payment) under, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority or any regulatory or self-regulatory agency to which the Company or a Subsidiary is subject (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and applicable laws of the State of Delaware), or by which any property or asset of the Company or a Subsidiary is bound or affected.

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(d) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any Governmental Authority or any regulatory or self-regulatory agency or any other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, state and applicable Blue Sky filings, and the waiver by the Purchaser of its preemptive and notice rights with respect to the issuance of the Underlying Shares pursuant to the terms and conditions of the Preferred Stock Purchase Agreement (collectively, the “Required Approvals”). To the Company’s Knowledge, the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the Required Approvals.

(e) Subsidiaries. Except as disclosed in the SEC Documents, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, claim, tax, security interest, encumbrance, right of first refusal or similar right or other restriction (collectively, “Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary have been validly issued and are duly authorized, fully paid and non-assessable and free of preemptive and similar rights.

(f) Issuance of the Securities. The 2024 Note and the Underlying Shares issuable upon conversion of the 2024 Note and any other Underlying Shares issuable pursuant to the Transaction Documents shall be duly authorized as of the Closing. The Underlying Shares when so issued in accordance with the terms of the applicable Transaction Documents will be, validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof. The Underlying Shares when so issued in accordance with the terms of the applicable Transaction Documents will be, issued in compliance with applicable securities laws, rules and regulations. The issuance and sale of the Securities contemplated hereby does not conflict with or violate any rules or regulations of the Principal Market. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 100% of the aggregate of the maximum number of Underlying Shares issuable upon conversion of the 2024 Note.

(g) Capitalization. The authorized capital stock of the Company consists of (i) 1,400,000,000 shares of Common Stock, of which 61,797,807 shares are issued and outstanding, (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (A) of which 140,000 shares are designated as “Series A Junior Participating Preferred Stock, of which no shares are issued or outstanding and (B) 4,965,000 shares of Preferred Stock. All of the outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as set forth in the SEC Documents, as of the date hereof, (i) there are no outstanding options (except for options granted under the Company’s existing equity incentive plans), warrants, scrip, rights to subscribe to, Common Stock Equivalents, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act except as provided herein. Except as set forth under the Preferred Stock Purchase Agreement, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement.

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(h) SEC Reports; Financial Statements. During the twelve (12) months prior to the date hereof, the Company has filed (whether or not timely) all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. As of their respective filing dates, the financial statements of the Company included in the SEC Documents and, as of the respective dates delivered by the Company to the Purchaser, any other financial statements of the Company (if any) delivered by the Company to the Purchaser complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect to financial statements included in the SEC Documents. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments); as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities) which are material to the Company and not reflected in such financial statements, and no material adverse changes have occurred in the financial condition or business of the Company since the date of the most recent financial statement provided by the Company to the Purchaser or included in the SEC Documents.

(i) Taxes. Except as set forth in the SEC Documents, the Company and each of its Subsidiaries (i) has made or filed all U.S. federal and (to the Company’s Knowledge, solely with respect to foreign and state income tax returns) foreign, state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes yet to become due for the periods to which such returns, reports or declarations apply. All tax returns are true and correct in all material respects. There is no liability for any tax to be imposed upon its or any of its Subsidiaries’ properties or assets as of the date of this Agreement for which adequate provision has not been made. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. No material tax returns of the Company have been audited, and to the Company’s Knowledge, no deficiency assessment or proposed adjustment of the Company’s or the Subsidiaries material taxes is pending.

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(j) No Material Adverse Effect; Absence of Certain Changes. Since October 31, 2018, there has been no Material Adverse Effect on the business, assets, properties, operations, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries and there is no specific fact known to the Company which would reasonably be expected to result in any Material Adverse Effect. Except as disclosed in the SEC Documents or Schedule 3.1(j), since October 31, 2018, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (ii) sold any assets, individually or in the aggregate, in excess of $500,000, (iii) altered its method of accounting or the identity of its auditors, (iv) incurred any liabilities (contingent or otherwise), individually or in the aggregate, in excess of $500,000, other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP (including, without limitation, the footnotes thereto) or required to be disclosed in filings made with the SEC or (v) issued any equity securities to any officer, director or Affiliate. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company does not have pending before the Commission any request for confidential treatment of information. Except as disclosed in the SEC Documents, neither the Company nor any Affiliate of the Company (excluding any pension plan, employee stock option plan or similar plan) has purchased or sold any securities of the Company within the 90 days preceding the date hereof. The Company and its Subsidiaries, individually and on a consolidated basis, as of the date hereof after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). No event, liability, development or circumstance has occurred or exists, or, to the Company’s Knowledge, is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the Commission relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(k) Litigation. As of the date hereof, except as disclosed in the SEC Documents, there is no suit, claim, action, arbitration, investigation or proceeding pending or, to the Company’s Knowledge, threatened that (i) if determined adversely to the Company or any of the Company’s Subsidiaries, has had or would reasonably be expected to result in losses greater than $1,000,000, or (ii) could reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any outstanding order, writ, injunction, judgment, decree or arbitration ruling, award or other finding that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

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(l) Compliance. As of the date hereof, each of the Company and its Subsidiaries has complied and is in compliance with all statutes, ordinances, rules and regulations of any Governmental Authority or any regulatory or self-regulatory agency, to which the Company or a Subsidiary is subject, except for any non-compliance that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect

(m) Solvency. No proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy or insolvency laws, nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, taken as a whole, as of the date hereof after giving effect to the transactions contemplated hereby, will be Solvent. As used herein, (x) “Solvent”, with regard to any Person, means that (a) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent, subordinated, unmatured, unliquidated and disputed liabilities, (b) such Person has sufficient capital with which to conduct its business, and (c) such Person has not incurred Debts, and does not intend to incur Debts, beyond its ability to pay such Debts as they mature, (y) “Debt” means any liability on a Claim, and (z) “Claim” means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; with respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all of the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

(n) Broker Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(o) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, (i) no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents, and (ii) the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(p) Disclosure. This Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

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(q) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives. The Company further acknowledges that the Purchaser has not made any promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by the Purchaser in the Company.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby, as to itself only, represents and warrants to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser. Each of the Transaction Documents to which the Purchaser is a party has been duly executed by the Purchaser and, when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(b) Investment Intent. The Purchaser is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any specific period of time. The Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred unless pursuant to (i) an effective registration statement under the Securities Act with respect thereto or (ii) an available exemption from the registration requirements of the Securities Act.

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(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act. Purchaser is not a Person of the type described in Section 506(d) of Regulation D that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D.

(d) Experience of the Purchaser. The Purchaser (a) either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment (b) is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment (c) has adequate information concerning the business and financial condition of the Company and its businesses to make an informed decision regarding the purchase of the 2024 Note and the transactions contemplated by the Transaction Document, (d) has negotiated this Agreement and the other Transaction Documents to which it is a party on an arm’s-length basis and has had an opportunity to consult with its legal, tax and financial advisors concerning this Agreement and the other Transaction Documents to which it is a party and their subject matter and (e) has independently, and, except as set forth in this Agreement, without reliance upon the Company or any of its representatives, and based on such information and the advice of such advisors as such Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Purchaser acknowledges that neither the Company nor any of its Subsidiaries, employees or agents is acting as a fiduciary or financial or investment adviser to such Purchaser, and none of such Persons has given such Purchaser any investment advice, opinion or other information on whether the purchase of the 2024 Note or the other transactions contemplated by the Transaction Documents is prudent.

(e) Access to Data. The Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties made by the Company in this Agreement or any other provision in this Agreement or the right of the Purchaser to rely thereon.

(f) Broker Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

(g) No Other Representations or Warranties. Except for the representations and warranties set forth in this Section 3.2, neither the Purchaser nor any other Person makes any express or implied representation or warranty with respect to the Purchaser or with respect to any other information provided to the Company in connection with the transactions contemplated hereunder.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Dilution. The Company acknowledges that the issuance of the Underlying Shares will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against the Purchaser.

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4.2 Reservation and Listing of Securities. Unless the Purchaser shall otherwise consent:

(a) The Company shall take all action necessary to have authorized and reserved solely for the purpose of providing for the conversion of all of the 2024 Note, such number of shares of Common Stock as shall from time to time equal to the number of shares sufficient to permit the conversion, in full, of all of the outstanding 2024 Note in accordance with the terms of the 2024 Note but without regard to any conversion limitations contained therein.

(b) The Company shall (i) prepare and timely file with each Trading Market an additional shares listing application covering all of the shares of Common Stock issuable under the Transaction Documents, (ii) use best efforts to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as practicable thereafter, (iii) provide to the Purchaser evidence of such listing, and (iv) use best efforts to maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

4.3 Conversion Procedures. The 2024 Note sets forth the totality of the procedures required by the Purchaser in order for the Purchaser to voluntarily convert the 2024 Note into Common Stock. No other information or instructions shall be necessary to enable the Purchaser to convert the 2024 Note into Common Stock. The Company shall honor all conversions of the 2024 Note and shall deliver all Underlying Shares issuable upon conversion thereof, in each case in accordance with the terms and conditions set forth in the Transaction Documents.

4.4 Securities Laws Disclosure; Publicity. Within four (4) Business Days of the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission describing the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of the 2024 Note, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchaser promptly after filing. The Company shall, at least one (1) Trading Day prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchaser for its review. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication.

4.5 Use of Proceeds. The Company may use the proceeds from the sale of the Securities hereunder to pay amounts due under the Convertible Notes currently outstanding, for working capital purposes and/or for general corporate purposes.

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4.6 Covenants. For so long as the 2024 Note remains outstanding, the Company shall:

(i) (A) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (B) continue to conduct its business substantially as now conducted or as otherwise currently contemplated and permitted under this Agreement; and (C) at all times maintain, preserve and protect in all material respects all of its assets and properties used or useful in the conduct of its business;

(ii) keep adequate books and records with respect to its business activities in which proper entries, reflecting all bona fide financial transactions, are made in accordance with GAAP;

(iii) comply in all material respects with (i) the applicable laws and regulations wherever its business is conducted, (ii) the provisions of the Company Certificate and Company Bylaws, and (iii) all Material Contracts;

(iv) promptly notify the Purchaser in writing of the occurrence of any Fundamental Change;

(v) give notice to Purchaser in writing within three (3) Business Days of becoming aware of any litigation or Proceedings threatened in writing against the Company or any of its Subsidiaries or any pending litigation and Proceedings affecting the Company or any of its Subsidiaries or to which any of them is or becomes a party involving a claim against any of them that could reasonably be expected to result in a Material Adverse Effect, stating the nature and status of such litigation or Proceedings; and

(vi) (a) as soon as practicable, but in any event no later than the time prescribed by the Commission (and, if not subject to the periodic reporting requirements of the Exchange Act, no later than the ninetieth (90th) day after the end of each fiscal year of the Company), deliver to Purchaser a balance sheet as of the end of such fiscal year and an income statement and statement of cash flow for such fiscal year, audited and certified by the Company’s nationally recognized independent public accountants; and (b) as soon as practicable, but in any event no later than the time prescribed by the Commission (and, if not subject to the periodic reporting requirements of the Exchange Act, no later than the forty-fifth (45th) day after the end of each fiscal quarter of the Company), deliver to Purchaser an unaudited balance sheet, income statement and statement of cash flows for such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP); provided that the filing of any report with the SEC containing the foregoing information shall satisfy the delivery requirements set forth herein.

4.7 No Impairment. At all times after the date hereof, the Company will not take or permit any action, or cause or permit any Subsidiary to take or permit any action that impairs or adversely affects the rights of the Purchaser under any Transaction Document.

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4.8 Indemnification. If the Purchaser or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of the Purchaser or any of its Affiliates (a “Related Person”) becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless the Purchaser or Related Person for its reasonable legal and other expenses (including the reasonable costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from the Purchaser’s or Related Person’s gross negligence or willful misconduct. In addition, the Company shall indemnify and hold harmless the Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any misrepresentation or breach by the Company or any Subsidiary of any of the representations, warranties or covenants made by the Company or any Subsidiary in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach or misrepresentation. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company or any Subsidiary may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchaser and any such Related Persons. If the Company or any Subsidiary breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchaser on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchaser on demand for all costs of enforcing the indemnification obligations in this paragraph.

4.9 Shareholders Rights Plan. No claim will be made or enforced by the Company or any other Person that the Purchaser is an “Acquiring Person” or any similar term under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.10 Access. In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement, the Company shall, and shall cause each of the Subsidiaries, to give Purchaser and its representatives, at the request of Purchaser, access during reasonable business hours to (a) all properties, assets, books, contracts, commitments, reports and records relating to the Company and the Subsidiaries, and (b) the management, accountants, lenders, customers and suppliers of the Company and the Subsidiaries; provided, however, that the Company shall not be required to provide Purchaser access to any information or Persons if the Company reasonably determines that access to such information or Persons (x) would adversely affect the attorney-client privilege between the Company and its counsel and cannot be provided to Purchaser in a manner that would avoid the adverse effect on the attorney-client privilege between the Company and its counsel, (y) would result in the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information and cannot be provided to Purchaser in a manner that would avoid the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information, or (z) would violate the requirements of any Governmental Authority, applicable law or regulation with respect to the confidentiality of information or security clearances and cannot be provided to Purchaser in a manner that would not violate any such requirements, law or regulation; provided further that the Company shall be required to provide Purchaser with access to the information contemplated in clause (y) if Purchaser signs a customary confidentiality agreement with the Company with respect to such information

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4.11 Amendments to Transaction Documents. Without the prior written consent of Purchaser, the Company shall not, and shall not permit any of its Subsidiaries to, enter into or become or remain subject to any agreement or instrument, except for the Transaction Documents, that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Transaction Documents.

4.12 Further Assurances. The parties to this Agreement agree to make, execute and deliver all such additional and further acts, things, deeds and instruments, as Purchaser may reasonably require with respect to the Company, and the Company may reasonably require with respect to the Purchaser, to document and consummate the transactions contemplated hereby in a manner consistent herewith and to vest completely in and insure the Purchaser or the Company their respective rights under this Agreement and the other Transaction Documents.

4.13 Stockholder Approval.

(a) To the extent required by the rules and regulations of the Principal Market applicable to the Company, the Company shall use its commercially reasonable best efforts to obtain the approval of its stockholders to issue any Underlying Shares and to otherwise perform its respective obligations under the Transactions Documents, including approving (i) the issuance of in excess of 19.99% of the shares of Common Stock outstanding on the date of this Agreement at a price, determined in accordance with the rules and regulations of the Principal Market, that may be less than the greater of book or market value and (ii) any potential change of control of the Company which may occur as a result of the transactions contemplated by the Transaction Documents (the “Stockholder Approval”).

(b) In furtherance of the obligations of the Company under Section 4.13(a), and only to the extent required by the rules and regulations of the Principal Market applicable to the Company, (i) the Board of Directors of the Company shall adopt proper resolutions authorizing the actions set forth in Section 4.13(a) above, (ii) the Board of Directors of the Company shall recommend and the Company shall otherwise use its commercially reasonable best efforts to promptly and duly obtain Stockholder Approval, including, without limitation, by filing any required proxy materials with the Principal Market and the Commission, by delivering proxy materials to its stockholders in furtherance thereof as soon as practicable thereafter, by soliciting proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and having all management-appointed proxy-holders vote their proxies in favor of such proposals to carry out such resolutions and (iii) within three Business Days of obtaining such Stockholder Approval, take all actions necessary to effectuate the actions set forth in Section 4.13(a) above. If the Company does not obtain Stockholder Approval at the first meeting (the “First Meeting”), the Company shall in addition to satisfying clauses (i), (ii) and (iii) as contemplated above, call a special meeting of its stockholders as soon as reasonably practicable but in no event later than ninety (90) days following the First Meeting to seek Stockholder Approval until the date Stockholder Approval is obtained.

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ARTICLE V.
MISCELLANEOUS

5.1 Fees and Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

5.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto and the respective nondisclosure agreements between the Company and the Purchaser, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchaser such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement or any other Transaction Document shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email or facsimile at the email address or facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

If to the Company:                                          Steel Connect, Inc.
1601 Trapelo Road
Suite 170
Waltham, MA 02451
Attn.: Louis J. Belardi

With a copy to:                                                Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY 10017
Attn.: Martin W. Enright, Esq.
Email: menright@littmankrooks.com
Fax: 212-490-2990

If to Purchaser:                                           SPH Group Holdings LLC
590 Madison Avenue
New York, NY 10022
Attn.: Jack L. Howard

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With a copy to:                                                Fox Rothschild LLP
101 Park Avenue
17th Floor
New York, NY 10178
Attn.: Benjamin C. Burkhart
Email: bburkhart@foxrothschild.com
Fax: 212-692-0940

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two (2) Trading Days’ prior notice to the other party in accordance with this Section 5.3.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by Purchaser and the Company. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered on identical terms to all of the parties to the Transaction Documents that are holders of Preferred Shares.

5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder, without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof and of the applicable Transaction Documents that apply to the “Purchaser.” Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.8 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

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5.8 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (except for matters governed by corporate law in the State of Delaware), without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

5.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. If any provision of this Agreement or the 2024 Note is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement and the 2024 Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree that, in any action for specific performance of any such obligation, it shall not assert or shall waive the defense that a remedy at law would be adequate.

5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser hereunder or under any other Transaction Document or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event as provided in the 2024 Note.

5.17 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.18 Purchaser Acknowledgment. By entering into this Agreement, Purchaser agrees to waive any preemptive and notice rights it had with respect to the issuance of the Underlying Shares pursuant to the Preferred Stock Purchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

STEEL CONNECT, INC.

By:	/s/ Louis J. Belardi
	Name:	Louis J. Belardi
	Title:	Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE OF THE PURCHASER FOLLOWS]

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PURCHASER:

SPH GROUP HOLDINGS LLC

By:	Steel Partners Holdings GP Inc. Manager

By:	/s/ Jack L. Howard
	Name:	Jack L. Howard
	Title:	President

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EXHIBIT A

Form of 7.50% Convertible Senior Note due 2024\

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